UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2020

 RESTAURANT BRANDS INTERNATIONAL INC.
RESTAURANT BRANDS INTERNATIONAL LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

Canada	001-36786	98-1202754
Ontario	001-36787	98-1206431
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

130 King Street West, Suite 300		M5X 1E1
Toronto,	Ontario
(Address of Principal Executive Offices)		(Zip Code)

(905) 845-6511
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares, without par value	QSR	New York Stock Exchange
Toronto Stock Exchange
Securities registered pursuant to Section 12(g) of the Act:
Title of each class	Trading Symbols	Name of each exchange on which registered
Class B exchangeable limited partnership units	QSP	Toronto Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD.
Proposed Offering
On April 2, 2020, Restaurant Brands International Inc., a corporation organized under the laws of Canada (the “Company”), announced that its wholly owned subsidiaries, 1011778 B.C. Unlimited Liability Company, an unlimited liability company organized under the laws of British Columbia (the “Issuer”), and New Red Finance, Inc., a Delaware corporation (the “Co-Issuer” and, together with the Issuer, the “Issuers”), have launched an offering of $500 million in aggregate principal amount of First Lien Senior Secured Notes due 2025 (the “Notes”). The net proceeds from the offering of the Notes are expected to be used for general corporate purposes.
The Notes will be first lien senior secured obligations of the Issuers guaranteed on a senior secured basis by each of the subsidiaries that guarantee the Issuers’ obligations under the Issuers’ existing senior secured credit facilities.
The Notes will be marketed (i) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) outside the U.S. pursuant to Regulation S under the Securities Act. The Notes and the related guarantees have not been and will not be registered under the Securities Act and may not be offered or sold in the U.S. absent registration or an applicable exemption from the registration requirements under the Securities Act and applicable state securities laws
The press release relating to the offering of the Notes is attached hereto as Exhibit 99 and is incorporated herein by reference.
Operational Update
On April 2, 2020, in connection with the offering of the Notes, the Issuers distributed certain information set forth below to potential investors.
The global crisis resulting from the spread of coronavirus (COVID-19) has had a substantial impact on our global restaurant operations. We cannot estimate the duration or negative financial impact of the COVID-19 pandemic on our business, however, depending on the duration and scope, we expect it could be material.
In North America, substantially all of our restaurants remain open, however operations are primarily limited to Drive-thru, Takeout, and Delivery (where applicable). In Latin America, some markets have closed most restaurants and the restaurants that remain open across the region may have limited operations including Drive-thru, Takeout and Delivery. In Europe, the Middle East and Africa, several major markets including Italy, Spain, France and the United Kingdom have closed restaurants, and the restaurants that remain open across the region may have limited operations including Drive-thru, Takeout and Delivery. In Asia Pacific, some markets have closed most restaurants and the restaurants that remain open may have limited operations including Drive-thru, Takeout, and Delivery. In China, we noted in February 2020 that approximately half of our restaurants were temporarily closed. Currently, more than 90% of our restaurants in China are once again open with comparable sales that have improved but remain lower than prior to the coronavirus (COVID-19) pandemic.
While it is premature to accurately predict the ultimate impact of these developments, we expect our results for the quarter ended March 31, 2020 have been significantly impacted and that these adverse impacts will continue beyond March 31, 2020. We currently estimate that comparable sales for the three months ended March 31, 2020 against the prior year period declined by a percentage in the mid-single digits for Burger King, declined by a percentage in the low double digits for Tim Hortons and grew by a percentage in the low twenties for Popeyes. We currently expect that the COVID-19 pandemic will impact our comparable sales and results of operations for the three months ending June 30, 2020 more significantly depending on the duration and scope of the impact of the COVID-19 pandemic.
This outlook reflects management’s estimates based solely upon information available to it as of the date hereof and is subject to change. We do not assume a duty to update this outlook, whether as a result of new information, subsequent events or circumstances, change in expectations or otherwise.
The information in this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act.

Item 8.01 Other Events
Risk Factor Update
The below updates the risk factor included in our Annual Report on Form 10-K, filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 21, 2020, as subsequently amended in our Current Report on Form 8-K filed with the SEC on March 30, 2020.
Our results can be adversely affected by unforeseen events, such as adverse weather conditions, natural disasters, terrorist attacks or threats, pandemics, such as the COVID-19 pandemic, or other catastrophic events.
Unforeseen events, such as adverse weather conditions, natural disasters or catastrophic events, can adversely impact restaurant sales. Natural disasters such as earthquakes, hurricanes, and severe adverse weather conditions and health pandemics whether occurring in Canada, the United States or in other countries, can keep customers in the affected area from dining out, cause damage to or closure of restaurants and result in lost opportunities for our restaurants.
In March 2020, the World Health Organization declared the coronavirus, COVID-19, a global pandemic, and governmental authorities around the world have implemented measures to reduce the spread of COVID-19. These measures have adversely affected workforces, customers, consumer sentiment, economies and financial markets, and, along with decreased consumer spending, have led to an economic downturn in many of our markets. As a result of COVID-19, we and our franchisees have experienced significant store closures and instances of reduced store-level operations, including reduced operating hours and dining-room closures. As of the end of March 2020, our restaurants in the U.S. and Canada have closed dine-in operations, but are continuing to offer Drive-thru, Delivery and Take-out, sometimes with limited hours, several markets in Europe (including France, Italy, Spain and the United Kingdom) have closed restaurants, and many other international markets also have limited operations. As a result, restaurant traffic and system-wide sales have been significantly negatively impacted.
Our operating results substantially depend upon our franchisees’ sales volumes, restaurant profitability, and financial viability. The impact of the COVID-19 pandemic has, and is expected to continue to have, an adverse effect on our franchisees’ liquidity. As a result, in many markets around the world, we are advancing cash payments and rebates to restaurant owners. For approximately 3,700 eligible locations where we have property control at Tim Hortons in Canada and Burger King in the United States and Canada, we have temporarily converted our rent structure from a combination of fixed plus variable rent to 100% variable rent, which provides relief in the face of declining sales. In addition, for certain locations where we have property control, we have deferred rent payments from franchisees for up to 45 days. These actions are expected to adversely affect our cash flow and financial results in the upcoming quarters. In addition to these actions, we may decide to take additional steps to assist in the financial stabilization of our franchisees, which could impact our liquidity and our financial results. In addition, we are delaying the capital expenditure obligations of our franchisees relating to new restaurants, remodels and significant equipment deployments, which could adversely affect our growth once the COVID-19 pandemic has passed. To the extent that our franchisees experience financial distress, it could negatively affect (i) our operating results as a result of delayed or reduced payments of royalties, advertising fund contributions and rents for properties we lease to them or claims under our lease guarantees, (ii) our future revenue, earnings and cash flow growth and (iii) our financial condition.
COVID-19 or other events could lead to delays or interruptions in the delivery of food or other supplies to our franchised restaurants arising from delays or restrictions on shipping and/or manufacturing, closures of supplier or distributor facilities or financial distress or insolvency of suppliers or distributors and also could lead to difficulties in maintaining appropriate staffing of restaurants. Food distributors and suppliers often operate with thin margins and therefore may be more vulnerable to governmental actions which result in significantly reduced activity or to general economic downturns.   As of December 31, 2019, four distributors serviced approximately 92% of BK restaurants in the U.S. and five distributors serviced approximately 85% of PLK restaurants in the U.S.   Consequently, our operations could be adversely affected if any of these distributors were unable to fulfill their responsibilities and we were unable to locate a substitute distributor in a timely manner. In addition, as COVID-19 may be transmitted through human contact, the risk or perceived risk of contracting COVID-19 could adversely affect the ability, or the cost, of staffing restaurants, which could be exacerbated to the extent that we or our franchisees have employees who test positive for the virus.
We cannot predict the duration or scope of the COVID-19 pandemic or when operations will cease to be affected by it. Furthermore, we cannot predict the effects that actual or threatened armed conflicts, terrorist attacks, efforts to combat terrorism or heightened security requirements will have on our future operations. Because a significant portion of our restaurant operating costs are fixed or semi-fixed in nature, the loss of sales during these periods hurts our and our franchisees’ operating margins and can result in restaurant operating losses and our loss of royalties. We expect the COVID-19 pandemic to negatively impact our financial results and based on the duration and scope, such impact could be material.

Forward-Looking Statements
This report contains certain forward-looking statements and information, which reflect management’s current beliefs and expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties. These forward-looking statements include statements about the issuance of the Notes, our expectations regarding the operations of our restaurants, the impact of changes to operations caused by the COVID-19 pandemic, our liquidity and the liquidity of our restaurant owners and the impact of our initiatives on the financial health of our franchisees. The factors that could cause actual results to differ materially from the Company’s expectations are detailed in filings of the Company with the Securities and Exchange Commission and applicable Canadian securities regulatory authorities, such as its annual and quarterly reports and current reports on Form 8-K, and include the following: the length and scope of the impact of the pandemic, including stay at home orders and business closures, risks related to adverse economic and industry conditions and their effect on franchisees, supplier and distributors, and risks related to unforeseen events, such as adverse weather conditions, natural disasters, terrorist attacks or threats, pandemics, including coronavirus, or other catastrophic events, risks related to the Company’s substantial indebtedness, risks related to its international operations, risks related to the availability and cost of capital, risks related to the Company’s ability to compete domestically and internationally in an intensely competitive industry, risks related to technology, and changes in applicable laws, including tax laws or interpretations thereof. We do not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, change in expectations or otherwise.

Item 9.01     Financial Statements and Exhibits

(d)     Exhibits

Exhibit Number	Description
99	Press Release dated April 2, 2020
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESTAURANT BRANDS INTERNATIONAL INC. RESTAURANT BRANDS INTERNATIONAL LIMITED PARTNERSHIP, by its general partner RESTAURANT BRANDS INTERNATIONAL INC.

Date: April 2, 2020	/s/ Jill Granat
	Name:	Jill Granat
	Title:	General Counsel and Corporate Secretary